Exhibit 3.1

     I , HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     “JPMORGAN CHASE ONE, INC.”, A DELAWARE CORPORATION,

     WITH AND INTO “ J.P. MORGAN CHASE & CO.” UNDER THE NAME OF “JPMORGAN CHASE & CO.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF JULY, A.D. 2004, AT 2:14 O’CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State
0691011	8100M	AUTHENTICATION: 3243661

040528687		DATE: 07-20-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:14 PM 07/20/2004
FILED 02:14 PM 07/20/2004
SRV 040528687 0691011 FILE

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
JPMORGAN CHASE ONE, INC.
WITH AND INTO
J.P. MORGAN CHASE & CO.

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

     J.P. Morgan Chase & Co., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of JPMorgan Chase One, Inc., a Delaware corporation (the “Subsidiary”), with and into the Corporation, with the Corporation remaining as the surviving corporation:

     FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

     SECOND: The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.

     THIRD: The Board of Directors of the Corporation, by the following resolutions duly adopted on July 20, 2004, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL:

WHEREAS, J.P. Morgan Chase & Co., a Delaware corporation (the “Corporation”), owns all of the outstanding shares of the capital stock of JPMorgan Chase One, Inc., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware;

NOW, THEREFORE, BE IT AND IT HEREBY IS

     RESOLVED that, effective upon the filing of (or at such subsequent time as may be specified in) the Certificate of Ownership and Merger filed in respect thereof (the “Effective Time”), the Subsidiary shall be merged with and into the Corporation with the Corporation being the surviving corporation (the “Merger”);

     RESOLVED, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(l)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368;

RESOLVED that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Corporation;

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the

Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger;

     RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof;

RESOLVED, that, at the Effective Time, Article FIRST of the Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

FIRST. The name of the Corporation is JPMorgan Chase & Co.

     RESOLVED, that the appropriate officers of the Corporation be, and hereby are, authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, in the discretion of any such officer to specify therein an Effective Time subsequent to the filing thereof and to file the same in the office of the Secretary of Slate of the State of Delaware;

     RESOLVED, that in connection with changing the Corporation’s name, the appropriate officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable;

     RESOLVED, that in order for the Corporation to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, the appropriate officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may, in his or her judgment, be required or advisable in connection with the Merger or the Corporation’s name change;

     RESOLVED, that, after the Effective Time, the appropriate officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, change the name in which the Corporation is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Corporation’s name;

     RESOLVED, that, after the Effective Time, the appropriate officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, use any alternate name, fictitious name, assumed name or other name in such jurisdictions as the Corporation is qualified, if any such officer determines it is necessary or desirable for the Corporation to use an alternate name, fictitious name, assumed name or other name;

     RESOLVED that, effective immediately following the Effective Time, the By-laws of the Corporation shall be amended by deleting the name “J.P. Morgan Chase & Co.” from the Heading and Section 1.01 thereof and substituting therefor the name “JPMorgan Chase & Co.”;

     RESOLVED, that, after the Effective Time, the appropriate officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the New York Stock Exchange and if any such officer determines it required or advisable, any other exchanges on which the Corporation has listed securities, to reflect the change in the Corporation’s name;

     RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Corporation in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and

     RESOLVED, that the appropriate officers of the Corporation be, and hereby are, authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

     FOURTH: The Corporation shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be “JPMorgan Chase & Co.”

     FIFTH: The Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

FIRST. The name of the Corporation is JPMorgan Chase & Co.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer the 20th day of July, 2004.

J.P. MORGAN CHASE & CO.

BY:

Name: Anthony J. Horan
Title: Corporate Secretary